Exhibit 10.7

AMENDMENT TO PROMISSORY NOTE

This Amendment (the “Amendment”) to that certain promissory note, dated as of March 12, 2021 (the “Note”) by and among Crescera Capital Acquisition Corp., a Cayman Islands exempted company (the “Maker”), and CC Sponsor LLC, a Cayman Islands limited liability company, pursuant to the promissory note assignment and assumption agreement dated April 1, 2021 (the “Payee”), as amended on November 29, 2021, is made and entered into effective as of January 10, 2023, by the Maker and the Payee.

RECITALS

WHEREAS, the Maker and the Payee desire to amend the terms of the Note as set forth below;

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Maker and the Payee;

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. Item 1 of the Note shall be replaced with the following:

1.	Principal. The principal balance of this Note shall be payable until the date on which Maker consummates the merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). In the event the Maker fails to complete a Business Combination, then the principal balance of this Note should be payable until the date of the liquidation of the Maker. The principal balance may be prepaid at any time.

2.	Retroactive Effectiveness. This Amendment shall be effective as of December 31st, 2022 and at all times thereafter, with the same force and effect as if this Amendment had been executed on that date.

3.	Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

4.	No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

5.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

The parties have caused this Amendment to Promissory Note to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

MAKER:

CRESCERA CAPITAL ACQUISITION CORP.

By:	/s/ Felipe Samuel Argalji
	Name:	Felipe Samuel Argalji
	Title:	Chief Executive Officer

PAYEE:

CC SPONSOR LLC

By:	/s/ Jaime Cardoso Danvila
	Name:	Jaime Cardoso Danvila
	Title:	Director